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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) June 5, 2006

                           National Quality Care, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-19031                                          84-1215959
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(Commission File Number)                       (IRS Employer Identification No.)

     9033 Wilshire Blvd., Suite 501
        Beverly Hills, California                           90211
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(Address of Principal Executive Offices)                 (Zip Code)

                                 (310) 550-6242
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2006, we entered into a Purchase and Sale Agreement (the "Agreement") with Kidney Dialysis Center of West Los Angeles LLC, a California limited liability company ("KDC") for the sale of our chronic care dialysis facility, pursuant to which, and subject to the terms and conditions set forth therein, we agreed to sell substantially all of our assets used in the chronic care dialysis unit operated by us to KDC. The sale closed on June 1, 2006.


Under the Agreement, the purchase price aggregates $3,000,000 and will be paid, as follows: (i) $1,000,000 in cash at closing (which has been received), and
(ii) a promissory note (the "Note") in the principal amount of $2,000,000, bearing interest at six percent per annum. KDC is obligated to reduce the principal owing under the Note by $1,000,000 by August 29, 2006. In addition, KDC is obligated to make principal payments on the Note of $30,000 per month commencing in January, 2007. All remaining principal and any accrued interest on the Note are due and payable within eight calendar days of the receipt by KDC of either (i) the Notice of Issuance to KDC of a California State Department of Health services license for operation by KDC of the dialysis care facility, or
(ii) the transfer of our Medicare provider number to KDC for operation by KDC of the facility. Operation of the dialysis facility requires the holding of various governmental authorizations. Inasmuch as the sale was scheduled to close before KDC has received all of the necessary authorizations, we agreed with KDC that KDC would operate the facility under our existing authorizations in accordance with the terms of a separate Transition Agreement for such purpose. During the term of the Transition Agreement, KDC shall operate the dialysis care facility under our existing authorizations, all revenue generated therefrom shall be for the account of KDC and all costs shall be borne by KDC. Upon issuance of the necessary governmental authorizations, the Transition Agreement shall terminate.


The Note is secured by a personal guarantee by the individual principal of KDC, as well as by an irrevocable letter of credit in the amount of $2,000,000.

KDC is a newly-formed California limited liability company organized for the purpose of making this acquisition. The dialysis facility itself will be operated under the supervision of Ronald Lang, M.D. and Victor Gura M.D., who will serve as co-medical directors on behalf of KDC. Each co-medical director will be compensated for such services at the rate of $2,500 per month. Since Drs. Lang and Gura are founders, officers, directors and significant shareholders of our company, all decisions taken by NQCI were unanimously approved by the other directors, without the participation of Drs. Lang and Gura and were based on an independent valuation obtained by us.. In addition, Drs. Lang and Gura have purchased, in the aggregate, a 20% interest in KDC; the price and other terms and conditions of such purchase were exactly the same as those offered to all unrelated equity investors in KDC.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. Not Applicable.

         (b) Pro Forma Financial Information. Not Applicable.

         (c) Exhibits.

10.1 Purchase and Sale Agreement, dated May 31, 2006, between Los Angeles Community Dialysis, Inc., a California corporation, Ronald Lang, M.D. and Victor Gura, M.D., on the one hand, and Los Angeles Kidney Dialysis Center, LLC. on the other hand.

99.1 Press Release, dated as of June 5, 2006, announcing the sale of the Company's chronic care dialysis unit.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 5, 2006

                                     NATIONAL QUALITY CARE, INC.

                                     By:  /s/ Robert Snukal
                                          -------------------------------------
                                          Robert Snukal
                                          President and Chief Executive Officer


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description
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10.1     Purchase and Sale Agreement, dated May 31, 2006, between Los Angeles
         Community Dialysis, Inc., a California corporation, Ronald Lang, M.D. and Victor Gura, M.D., on the one hand, and Los Angeles Kidney Dialysis Center, LLC. on the other hand.

99.1 Press Release, dated as of June 5, 2006, announcing the sale of the Company's chronic care dialysis unit.


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                                  EXHIBIT 10.1

Purchase and Sale Agreement, dated May 31, 2006, between Los Angeles Community Dialysis, Inc., a California corporation, Ronald Lang, M.D. and Victor Gura, M.D., on the one hand, and Los Angeles Kidney Dialysis Center, LLC. on the other hand.